Exhibit 99.1

FibroGen Rebrands as Kyntra Bio to Reflect a New Era of Focus and Momentum

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Name change to Kyntra Bio reflects the newly sharpened focus of the Company on novel therapies with potential for outsized impact in oncology and rare disease
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Kyntra Bio will begin trading on Nasdaq under the trading symbol “KYNB” effective January 8th

SAN FRANCISCO, January 7, 2026 (GLOBE NEWSWIRE) – FibroGen, Inc. (Nasdaq: FGEN), today announced it is rebranding the company to Kyntra Bio, representing the next step of the transformation of the Company and its focus on oncology and rare disease assets. The Company’s common stock will begin trading under the new Nasdaq symbol “KYNB” at stock market open on January 8, 2026.

“2025 was a transformational year, highlighted by the sale of FibroGen China, the payoff of our senior secured term loan, and the extension of our cash runway into 2028. We begin this year as Kyntra Bio, a name that captures our company journey and evolution and reflects our purposeful move to a company obsessed with creating outsized impact for patients and shareholders,” said Thane Wettig, Chief Executive Officer of Kyntra Bio. “Today, with a sharpened direction, Kyntra Bio is laser-focused on our mid- and late-stage assets – specifically, FG-3246, our first-in-class, CD46 targeting antibody drug conjugate, and FG-3180, our companion PET imaging agent, currently in a Phase 2 monotherapy trial in prostate cancer, and roxadustat, our Phase 3 ready asset, for which we recently received Orphan Drug Designation in myelodysplastic syndromes. We are thrilled to move forward with renewed purpose into this bold era for our company and are excited for what is in front of us.”

Recent Highlights and Upcoming Milestones

FG-3246 (CD46 Targeting ADC) and FG-3180 (CD46 Targeting PET Imaging Agent)

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Topline results from the investigator-sponsored Phase 1b/2 study, conducted by UCSF, of FG-3246 in combination with enzalutamide in patients with mCRPC are expected to be presented at ASCO GU in the first quarter of 2026.
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Interim results from the recently commenced Phase 2 monotherapy trial are expected in the second half of 2026. The trial will also assess the diagnostic performance of FG-3180 to determine the potential correlation between CD46 expression and response to FG-3246.

Exhibit 99.1

Roxadustat

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Granted Orphan Drug Designation from the FDA for the treatment of myelodysplastic syndromes (MDS).
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Submitted the pivotal Phase 3 clinical trial protocol for roxadustat for the treatment of anemia in patients with lower-risk MDS and high transfusion burden to the U.S. Food and Drug Administration.

In addition to the new name, the Company is refreshing its corporate website to better reflect the Company’s strategy moving forward. The CUSIP number for the Company’s common stock is not affected by the name change.

About Kyntra Bio

Kyntra Bio is a biopharmaceutical company focused on development of novel therapies in oncology and rare disease. Roxadustat (爱瑞卓®, EVRENZOTM) is currently approved in Europe, Japan, and numerous other countries for the treatment of anemia in chronic kidney disease (CKD) patients on dialysis and not on dialysis. The Company continues to evaluate the development plan for the Phase 3 trial of roxadustat in anemia associated with lower-risk myelodysplastic syndrome (LR-MDS) in the U.S. FG-3246 (also known as FOR46), a first-in-class antibody-drug conjugate (ADC) targeting CD46, is in Phase 2 development for the treatment of metastatic castration-resistant prostate cancer. This program also includes the development of FG-3180, an associated CD46-targeted PET biomarker. For more information, please visit www.kyntrabio.com.

Forward-Looking Statements

This release contains forward-looking statements regarding Kyntra Bio’s strategy, future plans and prospects, including statements regarding its commercial products and clinical programs and those of its collaboration partners Fortis and UCSF. These forward-looking statements include, but are not limited to, statements regarding the efficacy, safety, and potential clinical or commercial success of Kyntra Bio products and product candidates, statements under the caption “Recent Highlights and Upcoming Milestones”, statements about regulatory interactions, the payoff of the Morgan Stanley Tactical Value term loan, statements regarding cash, such as the expectation that cash, cash equivalents and accounts receivable will be sufficient to fund Kyntra Bio’s operating plans into 2028, and statements about Kyntra Bio’s plans and objectives. These forward-looking statements are typically identified by use of terms such as “may,” “will”, “should,” “on track,” “could,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue” and similar words, although some forward-looking statements are expressed differently. Kyntra Bio’s actual results may differ materially from those indicated in these forward-looking statements due to risks and uncertainties related to the continued progress and timing of its various programs, including the enrollment and results from ongoing and potential future clinical trials, and other matters that are

Exhibit 99.1

described in Kyntra Bio’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, each as filed with the Securities and Exchange Commission (SEC), including the risk factors set forth therein. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release, and Kyntra Bio undertakes no obligation to update any forward-looking statement in this press release, except as required by law.

For Investor Inquiries:

David DeLucia, CFA

Senior Vice President and Chief Financial Officer

ir@kyntrabio.com